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                                                                     EXHIBIT 21


                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES




ENTITY                              JURISDICTION

Vision Twenty-One, Inc.             Florida

Vision 21 Physician                 Florida
  Practice Management Company

Vision 21 Managed Eye Care of
  Tampa Bay, Inc.                   Florida

Vision 21 Management Services,      Florida
  Inc.

Vision 21 of Sierra Vista, Inc.     Florida

Vision 21 of Southern Arizona,      Florida
  Inc.

Vision Twenty-One Managed           New York
  Eye Care IPA, Inc.

Vision Twenty-One Eye Laser         Florida
  Centers, Inc.

BBG-COA, Inc.                       Delaware

Block Vision, Inc.                  New Jersey

BVC Administrators, Inc.            New Jersey

Block Vision of Texas, Inc.         Texas

UVC Independent Practice            New York
  Association, Inc.

CHVC Independent Practice           New York
  Association, Inc.

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ENTITY                              JURISDICTION

MVC Independent Practice            New York
  Association, Inc.

WVC Independent Practice            New York
  Association, Inc.

FVC Independent Practice            New York
  Association, Inc.

BHVC Independent Practice           New York
  Association, Inc.

The Block Group of New              New York
  York, Inc.

BBG Independent Practice            New York
  Association, Inc.

VCA Independent Practice            New York
  Association, Inc.